UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The Settlement Agreement

On September 23, 2010, Empire Resorts, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with the Company’s subsidiaries named therein, The Bank of New York Mellon, as Trustee and Collateral Agent (the “Trustee”), and the beneficial owners of the Company’s 5½% senior convertible notes due 2014 (the “Existing Notes”) listed on Exhibit A attached thereto, representing approximately 93.7% of the outstanding principal amount of the Existing Notes.  Pursuant to the Settlement Agreement, the Company has agreed, subject to its right to consummate the Note Purchase described below, to (a) repay $22.5 million in aggregate principal amount of Existing Notes and (b) exchange up to 100% of the aggregate principal amount of the Existing Notes that remain outstanding after giving effect to the such repayments for consideration consisting of (x) $32.5 million in aggregate principal amount of 12% Senior Convertible Notes due 2014 (the “Restated Notes”) to be issued by the Company and (y) a pro rata share of one million shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) (collectively, the “Debt Exchange”).  On or before November 22, 2010, the Company may, at its option in lieu of consummating the Debt Exchange, repurchase all Existing Notes for an amount equal to the sum of all outstanding principal and interest owed on the Existing Notes plus $975,000, to be paid on a pro rata basis to the beneficial holders of the Existing Notes (the “Note Purchase”).  Under the terms of the Settlement Agreement, the Company has agreed to redeem any Existing Notes held by a beneficial owner thereof that does not participate in the Debt Exchange in the event that we do not consummate the Note Purchase on or before November 22, 2010 and at least 90% of the aggregate principal amount of Existing Notes are validly tendered and not properly withdrawn in the Debt Exchange.  All accrued and unpaid interest to be paid with respect to the Existing Notes pursuant to the terms of the Settlement Agreement includes interest due on overdue principal and interest at the default rate provided in the Existing Notes, assuming that the principal of and interest on the Notes became due and payable in full on August 3, 2009.  In addition to the foregoing, the Company repaid an aggregate of $10 million of principal amount of the Existing Notes in July and August 2010 in connection with settlement discussions with the Trustee and the holders of the Existing Notes.

In consideration of the foregoing, the Trustee and the Company have agreed under the terms of the Settlement Agreement to promptly take the necessary steps to withdraw the motions pending in that certain judicial proceeding commenced by the Company in August 2009 in the Supreme Court of New York, Sullivan County relating to the exercise of the put right contained in the indenture governing the Existing Notes (the “Action”).  Upon the consummation of the Debt Exchange or the Note Purchase, the parties to the Settlement Agreement have agreed to mutually release all claims known, unknown or suspected at closing of the Settlement Agreement that each party may have against the others and the parties to the Action have agreed to execute and file a Stipulation of Discontinuance, with prejudice and without costs to any party, with respect to the Action.

Terms of the Restated Notes

The Restated Notes, if issued, will bear interest on the principal amount thereof at the rate of 12% per annum, 8% of which will be payable in cash and 4% of which will be payable in cash or, at the Company’s option (except as provided in the Restated Indenture under which the Restated Notes are to be issued), in kind.  The Restated Notes would be senior secured obligations of the Company, the payment of which will be secured by liens on the Company’s tangible and intangible assets and by a pledge of the equity interests of each of the Company’s subsidiaries and a mortgage on the Company’s property in Monticello, New York.  Prior to maturity, redemption or repurchase, the Restated Notes will be convertible, at the option of the holder, into shares of Common Stock based upon a conversion rate of 1,132 shares per $1,000 in principal amount (which represents a conversion price of approximately $0.8837 per share), subject to certain anti-dilution adjustment from time to time as provided in the Restated Indenture (the “Conversion Price”).  The Restated Indenture under which the Restated Notes are to be issued will contain certain additional rights and obligations of the Company, including, without limitation, the following: (a) the Company will be required to pay to the holders of the Restated Notes an amount equal to the present value of foregone interest payments through July 31, 2012 in the event that the Restated Notes are converted prior to such date; (b) the Company may, at its option, redeem some or all of the Restated Notes for cash at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages (as defined in the Restated Indenture), provided that the Company may only exercise such redemption right before July 31, 2012 if the average of the last reported bid prices of Common Stock for the twenty consecutive trading days ending on the trading day prior to the date on which the Company mails the notice of redemption exceeds 200% of the Conversion Price in effect on such date; (c) each holder of the Restated Notes will have the right to require that the Company purchase such holder’s Restated Notes (or portions thereof) on July 31, 2012, subject to certain conditions and in accordance with the procedures set forth in the Restated Indenture; and (d) the Company will be required to comply with certain restrictive covenants on the conduct of the Company’s and its subsidiaries’ businesses.

Closing Conditions

The consummation of the Debt Exchange is subject to certain customary conditions, including: (a) the approval by the Company’s stockholders of the Debt Exchange and a corresponding increase in the Company’s authorized capital stock, (b) the receipt of regulatory approvals, which do not impose unreasonable restrictions upon the holders of the Restated Notes, (c) the absence of any material adverse changes to the Company’s business, results of operations or prospects and (d) the valid tender on or prior to the Closing of at least 90% of the then outstanding aggregate principal amount of Existing Notes.

Termination

In the event that the Settlement Agreement is terminated in accordance with its terms or the Company has neither consummated the Note Purchase nor the Debt Exchange on or before November 22, 2010 (or, with respect to the Debt Exchange, January 21, 2011 in the event that the Company has complied with certain conditions related to the filing of a proxy statement and the holding of stockholder meeting) (the “Final Date”), the Company will be required to, among other things, immediately pay in cash, to the beneficial holders of the Existing Notes that are parties to the Settlement Agreement, an amount equal to the greater of (A) 3% of the outstanding principal amount of the Existing Notes on the Final Date, (B) $975,000, and (C) in certain circumstances, an amount representing the conversion value of the Restated Notes on the Final Date, were they issued on such date, plus, in each case, certain fees and expenses incurred in connection with the preparation, execution, negotiation and delivery of the Settlement Agreement and related documents.  In addition, in the event that either the Settlement Agreement is terminated in accordance with its terms or neither the Note Purchase nor the Debt Exchange has been consummated on or before Final Date, the Trustee will be entitled to entry without further notice of a judgment against us and the guarantors of the Existing Notes, jointly and severally, in an amount based upon the aggregate principal amount of Existing Notes then outstanding.

Important Information

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The offer and sale of the securities to be issued pursuant to the Settlement Agreement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the provisions of Section 3(a)(9) thereof, and such securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

In connection with the Settlement Agreement, the Company will prepare a proxy statement for the Company’s stockholders to be filed with the Securities and Exchange Commission (the “Commission”). The proxy statement will contain information about the Company, the Settlement Agreement, the Debt Exchange and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT WHETHER OR NOT TO APPROVE THE ISSUANCE OF SHARES PURSUANT TO THE TERMS SET FORTH IN THE SETTLEMENT AGREEMENT AND ANY OTHER PROPOSALS TO BE DESCRIBED THEREIN.

 In addition to receiving the proxy statement from the Company by mail, shareholders will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the Commission’s website (http://www.sec.gov) or, without charge, from the Company’s website at www.empireresorts.com or by directing such request to Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701, attention: Charles Degliomini.  The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies. Information concerning the Company and its directors and executive officers is set forth in the Company’s Annual Report on Form 10-K, as amended, previously filed with the Commission.

Item 8.01	Other Events.

On September 24, 2010, the Company issued a press release announcing the Company’s entry into the Settlement Agreement, the full text of such release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1
Settlement Agreement, dated as of September 23, 2010, by and among the Company, Alpha Monticello, Inc., Alpha Casino Management Inc., Monticello Raceway Management, Inc., Mohawk Management, LLC, Monticello Casino Management, LLC, Monticello Raceway Development Company, LLC, the Trustee and the holders of Existing Notes listed on Exhibit A attached thereto.

99.1	Press Release issued by the Company on September 24, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: September 24, 2010	By:	/s/ Joseph A. D’Amato
Name: Joseph A. D’Amato
Title: Chief Executive Officer

Exhibits

Exhibit No.	Description
10.1
Settlement Agreement, dated as of September 23, 2010, by and among the Company, Alpha Monticello, Inc., Alpha Casino Management Inc., Monticello Raceway Management, Inc., Mohawk Management, LLC, Monticello Casino Management, LLC, Monticello Raceway Development Company, LLC, the Trustee and the holders of Existing Notes listed on Exhibit A attached thereto.

99.1	Press Release issued by the Company on September 24, 2010.